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                                                               EXHIBIT NO. 10.24

                                 AMENDMENT NO. 1

         AMENDMENT NO. 1 (this "AMENDMENT"), dated as of January 5, 1999, to (i) the Credit Agreement, dated as of June 26, 1997, by and among The Helicon Group, L.P. (the "BORROWER"), the Lenders party thereto and Paribas, as Agent (the "CREDIT AGREEMENT"), and (ii) the Subsidiary Guaranty and Security Agreement, dated as of June 26, 1997, by and among the Guarantors party thereto, the Borrower and Paribas, as Agent (the "SUBSIDIARY GUARANTY AND SECURITY AGREEMENT").

                                    RECITALS

         I. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         II. The Borrower has requested that the Agent agree to amend the Credit Agreement upon the terms and subject to the conditions contained herein, and the Agent is willing so to agree.

         Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

                           "FRONTIER ACQUISITION": the acquisition by the
                  Borrower of the Frontier Business pursuant to and in accordance with the Frontier Acquisition Documents.

                           "FRONTIER ACQUISITION DOCUMENTS": collectively, (i)
                  the Asset Purchase Agreement, dated as of September 10, 1998, by and between FrontierVision Operating Partners, L.P. ("FRONTIER") and Helicon Partners I, L.P., pursuant to which the Borrower shall acquire the Frontier Assets and assume certain liabilities in connection therewith, (ii) the bills of sale and all other documents executed or delivered in connection therewith and (iii) the Assignment and Assumption Agreement, dated as of December 30, 1998, by and between Helicon Partners I, L.P. and The Helicon Group, L.P., as each may be amended, supplemented or otherwise modified in accordance with Section 7.11.

                           "FRONTIER ASSETS": certain tangible and intangible
                  assets owned or held by Frontier and used by Frontier in connection with the conduct of the business or operations of
                  (i) certain CATV Systems located in the State of North Carolina known as the Meat Camp, Zionville, Creston and
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                  Roaring Fork systems, respectively, and (ii) certain CATV
                  Systems located in the State of Tennessee known as the Butler, Crackers Neck, Erwin, Laurel Bloomery and Simerly Creek systems, respectively, being acquired by the Borrower in the Frontier Acquisition.

                           "FRONTIER BUSINESS": Frontier's business of operating
                  the Frontier Assets, which is to be transferred to the Borrower on the date of the Frontier Acquisition pursuant to the Frontier Acquisition Documents.

                           "HELICON NETWORK SOLUTIONS": Helicon Network
                  Solutions, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                           "ISP ASSETS": the assets of the Borrower's ISP
                  business, consisting of telephone dial-up internet access and other related internet services provided by the Borrower to approximately 17,000 internet access subscribers under the name "Helicon OnLine".

                           "PERMITTED 800 SUBSCRIBERS": cable assets of up to
                  800 cable subscribers of the Borrower and its Subsidiaries.

                           "PERMITTED 1,000 SUBSCRIBERS": cable assets of up to
                  1,000 cable subscribers of the Borrower and its Subsidiaries.

                           "SUBORDINATED INDEBTEDNESS DOCUMENTS": the Senior
                  Subordinated Loan Agreement, dated as of January 5, 1999, among the Borrower and the Lenders party thereto and all agreements and other documents executed or delivered in connection therewith, as each may be amended, modified or supplemented in accordance with Section 7.11.

                           "WHOLLYOWNED SUBSIDIARY": as to any Person, (i) any
                  corporation 99% of whose Capital Stock is at the time owned by such Person and/or one or more WhollyOwned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more WhollyOwned Subsidiaries of such Person has a 99% equity interest at such time.

         2. Section 1.1 of the Credit Agreement is further amended by amending and restating the following definitions as follows:

                           "MATERIAL AGREEMENTS": collectively, the Management
                  Agreement, the Booth Acquisition Documents, the Frontier Acquisition Documents, the Affiliate Note, the Senior Indenture Documents and the Subordinated Indebtedness Documents, as each may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

                           "TRANSACTION DOCUMENTS": collectively, the Loan
                  Documents, the Booth Acquisition Documents and the Frontier Acquisition Documents.


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         3. Section 2.4 (b) of the Credit Agreement is amended by deleting the word "and" at the end of clause (i), replacing the period at the end of clause
(ii) with a semicolon and adding new clauses (iii) and (iv) as follows:

                           (iii) to the extent that the Borrower shall be
                  required to prepay or redeem the Senior Indenture Notes with all or any part of the Net Cash Proceeds derived from the Disposition of any of the Permitted 800 Subscribers, the pro rata amount (based upon the relative outstanding principal amounts of the Loans and the Senior Indenture Notes) of such Net Cash Proceeds; and

                           (iv) (A) to the extent that the Borrower shall be
                  required to prepay or redeem the Senior Indenture Notes with all or any part of the first $7,000,000 of Net Cash Proceeds derived from the Disposition of the ISP Assets, the pro rata amount (based upon the relative outstanding principal amounts of the Loans and the Senior Indenture Notes) of such Net Cash Proceeds and (B) the pro rata amount (based upon the relative outstanding principal amounts of the Loans and the Senior Indenture Notes) of the Net Cash Proceeds in excess of $7,000,000 derived from the Disposition of the ISP Assets; provided that to the extent that for any reason the Borrower shall not be required to prepay or redeem the Senior Indenture Notes with such excess Net Cash Proceeds, the Borrower shall also prepay the Loans with such excess Net Cash Proceeds.

         4. Section 4.5 of the Credit Agreement is amended by adding the text "or the Frontier Acquisition" after the term "Booth Acquisition".

         5. Section 4.6(b) of the Credit Agreement is amended by adding the text "or the Frontier Acquisition Documents" after the term "Booth Acquisition Documents".

         6. Section 4.7 of the Credit Agreement is amended by adding the text "and the Frontier Assets" after the term "Booth Assets".

         7. Section 4.17 of the Credit Agreement is amended and restated in its entirety as follows:

         4.17 SOLVENCY

                           Immediately before and after giving effect to each of
                  the following: (a) the making of the Loans and the consummation of the Booth Acquisition and (b) the consummation of the Frontier Acquisition and the incurrence by the Borrower of the Indebtedness under the Subordinated Indebtedness Documents, the Borrower and each of its Subsidiaries is and will be Solvent.

         8. Section 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:


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                  (d) Within 30 days after the end of each fiscal month,
                  statements of the Consolidated and consolidating monthly cash flow, the number of homes passed and the number of subscribers broken down by system for the period from the beginning of the current fiscal year to the end of such month, all in form and substance satisfactory to the Agent.

         9. Sections 6.11(a) and 6.11(c) of the Credit Agreement are amended and restated in their entirety as follows:

                           (a) INTEREST COVERAGE RATIO. Maintain as of the last
                  day of any fiscal quarter, an Interest Coverage Ratio of not less than 1.50:1.00.

                           (b) LEVERAGE RATIO. Maintain at all times during each
                  period set forth below, a Leverage Ratio of not more than the applicable ratio set forth below for such period:

                                Period                        Ratio
                                ------                        -----
                        Effective Date through              6:30:1.00
                        December 31, 1999

                        January 1, 2000 through             6:00:1.00
                        June 30, 2000

                        July 1, 2000 and thereafter         5.75:1.00.

         10. Section 6.12 of the Credit Agreement is amended by deleting the words "At any time after the Effective Date upon which a Person shall have become a Subsidiary of the Borrower" and substituting the following in their place: "With respect to Helicon Network Solutions, on or before February 5, 1999, and with respect to each other Subsidiary of the Borrower that is not a party to the Subsidiary Guaranty, promptly upon the request of the Agent".

         11. Section 7.1(ii) of the Credit Agreement is amended and restated in its entirety as follows: "(ii) Indebtedness of the Borrower and Helicon Capital Corp. under the Senior Indenture Notes and the Subordinated Indebtedness Documents, provided that, with respect to such Indebtedness under the Subordinated Indebtedness Documents, (a) such Indebtedness shall be unsecured and shall be subordinated to the Indebtedness under the Loan Documents in a manner in all respects satisfactory to the Agent and (b) the Agent shall have received a certificate of an Authorized Signatory of the Borrower, in all respects satisfactory to the Agent, attaching a true and complete copy of each of the fully executed Subordinated Indebtedness Documents".

         12. Section 7.3 of the Credit Agreement shall be amended by deleting the word "and" at the end of subsection (a), replacing the period at the end of subsection (b) with "; and" and adding a new subsection (c) as follows:

         (c) the Frontier Acquisition, provided that:


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                  (i) the Agent shall have received prior written notice thereof from the Borrower;

                  (ii) at the time of the Frontier Acquisition and immediately after giving effect thereto, (A) there shall exist no Default or Event of Default, (B) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had then been made and (C) each Credit Party shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party;

                  (iii) the Agent shall have received a certificate of an Authorized Signatory of the Borrower, in all respects satisfactory to the Agent, dated the date of the Frontier Acquisition, attaching a true and complete copy of each of the fully executed Frontier Acquisition Documents, and certifying that (A) each thereof is in full force and effect, (B) the Frontier Acquisition has been consummated in accordance with the Frontier Acquisition Documents without any waiver or modification of any of the conditions thereto (except for a waiver or modification with respect to approvals and consents which in the aggregate are not material to the consummation of the Frontier Acquisition and will not adversely affect in any material respect the Borrower's ability to conduct the Frontier Business or the Operating Cash Flow derived therefrom), (C) the total acquisition cost of the Frontier Acquisition is not greater than $5,500,000, (D) all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Frontier Acquisition Documents shall have been obtained and shall be in full force and effect (except for those approvals and consents which in the aggregate are not material to the consummation of the Frontier Acquisition and will not adversely affect in any material respect the Borrower's ability to conduct the Frontier Business or the Operating Cash Flow derived therefrom), and all required notices have been given and all required waiting periods shall have expired, including, if applicable, under the HSR Act, (E) no material adverse change in the business, assets, liabilities, financial condition or results of operations of the Frontier Business has occurred and (F) all filings and registrations with, and all material approvals, orders, authorizations, franchises, consents, licenses, certificates and permits (including, without limitation, all CATV Franchises and FCC Licenses) from, all Governmental Authorities (including the FCC), and all other Persons which are or may be required prerequisites to the validity, enforceability or non-voidability of the Frontier Acquisition Documents, the consummation of the Frontier Acquisition and the grant of the security interests pursuant to the Collateral Documents have been made or obtained;

                  (iv) the Agent shall have received a certificate of a Financial Officer of the Borrower, in all respects satisfactory to the Agent, dated the date of the Frontier Acquisition, attaching a pro-forma Compliance Certificate (after


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                  giving effect to the incurrence of the Indebtedness under the
                  Subordinated Indebtedness Documents and the consummation of the Frontier Acquisition, and certifying that after giving effect to the incurrence by the Borrower and Helicon Capital Corp. of the Indebtedness under the Subordinated Indebtedness Documents and the consummation of the Frontier Acquisition, the Borrower and each of its Subsidiaries is Solvent;

                  (v) the Agent shall have received such financial information as it shall have requested with respect to the Frontier Acquisition; and

                  (vi) each Credit Party shall have, at its own expense, promptly executed and delivered all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and shall have taken all further action, that the Agent shall have reasonably requested, in order to perfect and protect the Security Interest (as defined in the applicable Collateral Documents) granted thereby or to enable the Agent to exercise and enforce its rights and remedies thereunder with respect to the Collateral (as defined therein and including, without limitation, with respect to the Collateral Account).

         13. Section 7.4 of the Credit Agreement is amended by deleting the word "and" at the end of subsection (b), replacing the period at the end of subsection (c) with a semicolon and adding new subsections (d), (e) and (f) as follows:

         (d) Dispositions of the Permitted 800 Subscribers, through a sale, on or before December 31, 1999, provided that (i) the Borrower receives fair market value payable wholly in cash of at least $1,200 per subscriber, (ii) such Disposition is an armslength transaction with a Person other than an Affiliate,
(iii) immediately before and after giving effect to such Disposition, no Default or Event of Default shall exist and (iv) the Borrower shall make any prepayment of the Loans required pursuant to Section 2.4(b);

         (e) Disposition of the ISP Assets at any time, provided that (i) the Borrower receives fair market value payable wholly in cash equal to at least $1,200,000, (ii) such Disposition is an armslength transaction with a Person other than an Affiliate, (iii) immediately before and after giving effect to such Disposition, no Default or Event of Default shall exist and (iv) the Borrower shall prepay in full any Indebtedness paid as consideration in connection with the purchase of the ISP Assets and make any prepayment of the Loans required pursuant to Section 2.4(b); and

         (f) Dispositions of the Permitted 1,000 Subscribers, through an asset swap, provided that (i) the Borrower receives fair market value in comparable cable subscribers, (ii) such Disposition is an armslength transaction with a Person other than an Affiliate and (iii) immediately before and after giving effect to such Disposition, no Default or Event of Default shall exist.

         14. Section 7.5 of the Credit Agreement is amended by deleting the word "and" at the end of subsection (c), replacing the period at the end of subsection (d) with "; and" and adding a new subsection (e) as follows:


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                           (e) Investments consisting of capital contributions
                  in or the purchase of equity of Wholly-Owned Subsidiaries to the extent the aggregate amount of such capital contributions in and equity purchases of (without giving effect to any writedowns or writeoffs with respect thereto) all such WhollyOwned Subsidiaries does not exceed $100,000, provided, however, in the case of Helicon Network Solutions the aggregate amount of such capital contributions and equity purchases (without giving effect to any writedowns or writeoffs with respect thereto) shall not exceed $7,000,000.

         15. Section 7.7 of the Credit Agreement is amended and restated in its entirety as follows:

                  7.7 CAPITAL EXPENDITURES

                  Make any Capital Expenditures, or incur any obligation to make Capital Expenditures, or permit any of its Subsidiaries so to do, except (a) Capital Expenditures consisting of the reinvestment, by the Borrower and its Subsidiaries, of Net Cash Proceeds from the Disposition of the ISP Assets and the Disposition of any of the Permitted 800 Subscribers and (b) other Capital Expenditures in an aggregate Consolidated amount, under this clause (b), in excess of: (i) $8,500,000 in fiscal year 1998, (ii) $11,300,000 in fiscal year 1999 and
                  (iii) $9,000,000 in fiscal year 2000. Capital Expenditures shall be calculated on a noncumulative basis so that amounts not expended in a fiscal year may not be carried over and expended in any subsequent fiscal year.

         16. The parenthetical in Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows: "(except for modifications and waivers of the Booth Acquisition Documents to the extent contemplated by Section 5.15(b) and modifications and waivers of the Frontier Acquisition Documents to the extent contemplated by Section 7.3(c)(iii)".

         17. Section 7.15 of the Credit Agreement is amended by deleting the text "(i) this Agreement and (ii) the Senior Indenture Documents" and inserting in its place the text "(i) this Agreement, (ii) the Senior Indenture Documents and (iii) the Subordinated Indebtedness Documents".

         18. Section 7.16 of the Credit Agreement is hereby amended by replacing the words "the Effective Date" with "January 5, 1999".

         19. Section 1(b) of the Subsidiary Guaranty and Security Agreement is amended by deleting the defined terms "Consideration" and "Net Worth".

         20. Section 2(b) of the Subsidiary Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:

         (b) It is the desire and intent of each Guarantor and the Agent and the Lenders that this Guaranty shall be enforced against such Guarantor to the fullest extent


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permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent, that the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guarantor Obligations of such Guarantor (but not the Guarantor Obligations of any other Guarantor unless such other Guarantor or Guarantors are individually subject to the circumstances covered by this
Section 2(b)) shall be deemed to be reduced ab initio and such Guarantor shall pay the maximum amount of the Guarantor Obligations of such Guarantor which would be permissible under applicable law without causing such Guarantor's obligations hereunder to be so invalidated.

         21. Paragraphs 1 through 20 of this Amendment shall not be effective until such time as (a) the Required Lenders shall have consented hereto in writing and (b) the Agent shall have received a fee from the Borrower for the account of each Lender equal to 0.25% of the principal amount of each Lender's Loan.

         22. Each Credit Party hereby (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation and (c) certifies that, both as of the date hereof and immediately after giving effect to paragraphs 1 through 20 of this Amendment, (i) there exists and there shall exist no Default or Event of Default, (ii) its representations and warranties contained in the Loan Documents are and shall be true and correct with the same effect as though such representations and warranties had then been made and (iii) it is and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party.

         23. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

         24. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

         25. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


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         AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                 THE HELICON GROUP, L.P.

                                 By: Baum Investments, Inc., its General Partner


                                 By: /s/ HERBERT J. ROBERTS
                                     --------------------------------
                                 Name: (Herbert J. Roberts)
                                       Senior Vice President
                                       (Principal Accounting Officer)


                                 HELICON CAPITAL CORP.


                                 By: /s/ HERBERT J. ROBERTS
                                     --------------------------------
                                 Name: (Herbert J. Roberts)
                                       Senior Vice President
                                       (Principal Accounting Officer)


                                 PARIBAS, as Agent (formerly known as Banque
                                 Paribas)


                                 By: /s/ Lynn S. Randall
                                 Name: Lynn S. Randall
                                 Title: Director


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Consented to and agreed:


PARIBAS (formerly known as Banque Paribas)


By: (Signed Original On File)
Name:
     ------------------------------
Title:
      -----------------------------


CITY NATIONAL BANK


By: (Signed Original On File)
Name:
     ------------------------------
Title:
      -----------------------------


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